Exhibit 99.1

ON24 Announces Share Repurchase Authorization

SAN FRANCISCO – Dec. 2, 2021 – ON24 (NYSE: ONTF), a leading cloud-based hybrid engagement platform, today announced that its Board of Directors has authorized a share repurchase program where ON24 may purchase up to $50 million of its common stock.
“This share repurchase program reflects our confidence in ON24’s long-term growth potential and strategy, which we believe is not reflected at the current market valuation. Our strong balance sheet allows us to implement this repurchase program as we continue to invest and build our platform for the future, as well as maintain flexibility to pursue new strategic opportunities,” said Sharat Sharan, CEO of ON24.

Under the repurchase program, ON24 may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans. The repurchase program has an 18-month term and ON24 expects repurchases under the program to extend over multiple quarters.

The timing and number of shares repurchased under the program will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program does not obligate ON24 to acquire any particular amount of common stock and may be modified, suspended, or discontinued at any time at the company’s discretion.

Repurchases under this program will be funded from the company’s existing cash and cash equivalents or future cash flow. As of September 30, 2021, ON24 had $399.7 million in cash, cash equivalents, and marketable securities.
About ON24
ON24 provides a leading cloud-based hybrid engagement platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth. Today, we are helping over 2,000 companies worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturing companies, convert millions of prospects to buyers. Through interactive webinars, virtual events, and always-on multimedia experiences, ON24 provides a system of engagement, powered by AI, which enables businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit  www.ON24.com.

Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding the timing, price and amount of potential repurchases of our common stock, our expected financial and operating results, the size of our market opportunity, the success of our new products and capabilities, the impact of COVID-19 and vaccines on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
© 2021 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.
Contacts
Media Contact:
Roger Villareal
press@on24.com

Investor Contact:
Nate Pollack
investorrelations@on24.com

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